EXHIBIT 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN JOINS WITH OTHER INDUSTRY LEADERS TO
VOLUNTARILY PLEDGE TO COMPLY WITH CMS STANDARDS TO
STRENGTHEN CONSUMER PROTECTION AND TEMPORARILY SUSPEND PFFS MARKETING

        Rye Brook, NY—June 15, 2007—Universal American Financial Corp. (NASDAQ: UHCO) announced today that, along with other industry leaders, it will voluntarily suspend marketing its non-group, individual Medicare Advantage private fee-for-service plans ("PFFS") while it fully implements all of the new marketing requirements that the Centers for Medicare and Medicaid Services ("CMS") has recently announced to address certain marketing practices for these plans.

        Richard A. Barasch, Chairman and CEO said, "We already have in place most of what CMS is requiring and are pleased to work with CMS in conforming to stronger requirements that will further protect Medicare beneficiaries. We look forward to demonstrating to CMS our enhanced policies and procedures so we can resume our 2007 marketing activities as soon as possible. PFFS has become a popular product because it offers an affordable package of benefits to Medicare beneficiaries. We believe that are our agents and brokers endeavor to act in the best interests of Medicare beneficiaries and we welcome any improvements to the ways in which this valuable coverage is marketed."

        Universal American has previously released earnings guidance that assumed PFFS sales would continue uninterrupted through the balance of 2007. Since we do not know precisely how long this voluntary suspension of marketing will last, we currently cannot provide a definitive estimate of its impact on our expected 2007 results. We estimate that we have approximately 190,000 private fee-for-service members enrolled as of July 1, 2007.

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About Universal American Financial Corp.

        Universal American Financial Corp. is a specialty health and life insurance holding company. Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population. Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index. For more information on Universal American, please visit our website at www.uafc.com.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Universal American's operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American's filings with the Securities and Exchange

Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT: Robert A. Waegelein Executive Vice President & Chief Financial Officer (914) 934-8820	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. www.theequitygroup.com Linda Latman (212) 836-9609